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                                                                   EXHIBIT 23.4




                               September 27, 2001





William G. von Glahn, Esq.                          Trust Division
Senior Vice President and General Counsel           Royalty Trust Group
The Williams Companies, Inc.                        Bank of America, N.A.
One Williams Center                                 901 Main Street, 17th Floor
Tulsa Oklahoma  74172                               Dallas, Texas  75202

       Re: The Williams Companies Williams Coal Seam Gas Royalty Trust
             Securities and Exchange Commission Form S-3 Registration Statement
Gentlemen:

         The firm of Miller and Lents, Ltd. consents to the references to Miller and Lents, Ltd. and to the use of its reports listed below regarding the Williams Coal Seam Gas Royalty Trust Proved Reserves and Future Net Income in the Form S-3 Registration Statement to be filed by The Williams Companies, Inc. and the Williams Coal Seam Gas Royalty Trust with the Securities and Exchange Commission.

         1.   Report dated November 21, 1992 for reserves as of October 1,
              1992.

         2.   Report dated March 10, 1993 for reserves as of December 31, 1992.

         3. Report dated February 23, 1994 for reserves as of December 31, 1993 (using October 1, 1992 prices).

         4. Report dated February 23, 1994 for reserves as of December 31, 1993 (using December 31, 1993 prices).

         5.   Report dated February 28, 1995 for reserves as of December 31,
              1994.

         6.   Report dated March 8, 1996 for reserves as of December 31, 1995.

         7.   Report dated March 17, 1997 for reserves as of December 31, 1996.

         8.   Report dated March 5, 1998 for reserves as of December 31, 1997.

         9.   Report dated February 10, 1999 for reserves as of December 31,
              1998.

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Bank of America, Trustee                                     September 27, 2001
Williams Coal Seam Gas Royalty Trust                                     Page 2



         10.  Report dated March 10, 2000 for reserves as of December 31, 1999.

         11.  Report dated March 6, 2001 for reserves as of December 31, 2000.

         Miller and Lents, Ltd. has no interests in The Williams Companies, Inc. or the Williams Coal Seam Gas Royalty Trust or in any of their affiliated companies or subsidiaries and does not receive any such interest as payment for its report. No director, officer, or employee of Miller and Lents, Ltd. is employed by or otherwise connected with The Williams Companies, Inc. or the Williams Coal Seam Gas Royalty Trust nor is Miller and Lents, Ltd. employed on a contingent basis by The Williams Companies, Inc. or the Williams Coal Seam Gas Royalty Trust. Very truly yours,

                                               MILLER AND LENTS, LTD.



                                               By: /s/ S. John Stieber
                                                  -----------------------------
                                                  S. John Stieber
                                                  Senior Vice President


SJS/hsd